UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2006

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

By April 30, 2006, the Registrant had received notice of exercise from 59 holders of various warrants. Warrants were exercised into a total of 15,879,901 shares of the Registrant’s $0.01 par value common stock (the “Shares”) and the Registrant will receive net proceeds (after related legal, accounting and other costs) of approximately $3,819,000 (which it intends to use for the retirement of debt, for capital expenditures and for working capital purposes). No placement agents or broker/dealers were utilized.

The warrants exercised include: (i) warrants representing 13,072,734 Shares exercised at $0.25 per share, which were issued as part of private placements that occurred in October 2003 and January 2005, (ii) a warrant representing 2,000,000 Shares exercised at $0.225 per share, which was issued to a foreign consultant in January 2005, and (iii) Class B Redeemable Warrants representing 807,167 Shares exercised at $0.25 per share, which were issued in April 2001.

The Registrant filed a post effective amendment to registration statement on April 17, 2006 (the “POS AM”) with the United States Securities and Exchange Commission (File No. 333-127944), which amended the registration statement relating to the resale of the Shares purchased by the warrant holders. The POS AM is currently under review by the SEC and at such time as the SEC declares the POS AM effective, 15,897,901 Shares will become freely tradable in the public markets.

Each warrant holder was offered an incentive for the exercise of the warrants they held, whereby for each two Shares purchased upon exercise, the holder will receive a new three-year warrant to purchase one share of the Registrant’s common stock with an exercise price of $0.50 per share. Accordingly, the Registrant will be issuing warrants representing an additional 7,939,950 shares.

The issuance of the Shares has been made in reliance upon the exemptions from registration provided pursuant to, among other, Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, The offer and sale of the securities was conducted without general solicitation or advertising and only to warrant holders who represented that they were an “accredited investor” under Rule 501 of Regulation D.

The Registrant is attaching a Press Release dated May 4, 2006, as Exhibit 99.1, with respect to the exercise of warrants, which is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

On April 28, 2006, the Registrant’s Board of Directors (the “Board”) authorized the reduction in the exercise price of its Class B Redeemable Warrants (the “Class B RW”). The terms of the Class B RW were as follows: (i) each Class B RW represents the right to purchase one (1) share of the Registrant’s common stock (the “Shares”), $0.01 par value, at an exercise price of $5.50 per share until April 30, 2006, and (ii) are redeemable for $0.01 per warrant, upon a 30 days’ notice any time after April 30, 2002 following a period of 14 consecutive days in which the average closing bid price of the Registrant’s common stock exceeds $7.50 per share. The Board authorized a reduction in the exercise price on 4,290,089 of the Class B RW, to reflect a $0.25 per share exercise price, a reduction of $5.25 per share from the original issue exercise price of $5.50 until April 30, 2006, at which time all un-exercised Class B RW expire. Concurrent with the price reduction, the Board authorized that for each two Shares purchased upon exercise, the holder will receive a new three-year warrant to purchase one share of the Registrant’s common stock with an exercise price of $0.50 per share.

By April 30, 2006, 807,167 Class B RW were exercised (as reported in Item 3.02) and the remaining 3,482,922 Class B RW have expired.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Press Release dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: May 4, 2006	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
99.1	Press Release dated May 4, 2006.